Performance-Based Restricted Stock Unit Agreement (Australia), Stock Settled
2015 Plan
20[ ] Grant

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
THIS AGREEMENT (the “Agreement”), effective [    ], is made by and between PEABODY ENERGY CORPORATION, a Delaware corporation (the “Company”), and the undersigned employee of the Company or a Subsidiary or an Affiliate of the Company (the “Grantee”). The Grant Date for these Stock Units is [    ] (the “Grant Date”).
WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement;
WHEREAS, the Company deems it essential to the protection of its confidential information and competitive standing in its market to have its officers and executives have reasonable restrictive covenants in place;
WHEREAS, Grantee agrees and acknowledges that the Company has a legitimate interest to protect its confidential information and competitive standing;
WHEREAS, the Company deems it essential to the optimal functioning of its business to have its officers and executives provide advance notice to the Company of their termination of employment; and
WHEREAS, the Committee appointed to administer the Plan has determined that, subject to the provisions of this Agreement and the Plan, it would be to the advantage and best interest of the Company and its stockholders to grant the Stock Units evidenced hereby to the Grantee as an incentive for his or her efforts during his or her term of service with the Company or its Subsidiaries or Affiliates, and has advised the Company thereof and instructed the undersigned officer to enter into this Agreement to evidence these Stock Units.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meanings specified below. Capitalized terms not otherwise defined in this Agreement shall have the meanings specified in the Plan.
Section 1.1 - “Affiliate” shall mean any other Person directly or indirectly controlling, controlled by, or under common control with the Company. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

Section 1.2 - “Award” shall mean the aggregate number of performance-based Stock Units granted to Grantee pursuant to this Agreement.

Section 1.3 - “Cause” shall mean (a) “Cause” as defined in the Grantee’s employment agreement with the Company, if any; or (b) if the Grantee does not have an employment agreement with the Company or such agreement does not define “Cause,” then: (i) any willful fraud or dishonesty of the Grantee that can reasonably be expected to have a material detrimental effect on (A) the reputation or business of the Company or any of its subsidiaries or affiliates or (B) the Grantee’s reputation or performance of his or her duties to the Company or any of its subsidiaries or affiliates; (ii) a willful refusal or failure of the Grantee to comply with the Company’s Code of Business Conduct and Ethics, the Company’s Anti-Corruption and Bribery policy or any other material corporate policy of the Company; (iii) the Grantee’s willful or repeated failure to meet reasonable and documented performance objectives or to perform his or her duties or to follow reasonable and lawful directives of his or her manager (other than due to death or the Grantee’s absence from the full-time performance of the Grantee’s duties pursuant to a reasonable determination made in accordance with the Company’s long-term disability plan that the Grantee is disabled and entitled to long-term disability benefits as a result of incapacity due to physical or mental illness that lasts, or is reasonably expected to last, for at least six months); (iv) the Grantee’s conviction of, or plea of guilty or nolo contendere (A) to any felony; or (B) any other criminal charge that may reasonably be expected to have a material detrimental effect on the reputation or business of the Company or any of its subsidiaries or affiliates; or (v) the Grantee’s willful failure or refusal to cooperate reasonably with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, whether or not related to the Grantee’s employment with the Company, after being instructed to cooperate by the Chairman of the Board and/or Company’s Chief Executive Officer or by the Board, or the willful destruction of or willful failure to preserve documents or other material known to be relevant to any such investigation; provided, that with respect to clause (ii), (iii) or (v) above, the Grantee shall have 30 business days following written notice of the conduct which is the basis for the potential termination for “Cause” within which to cure such conduct, to the extent it can be cured, to prevent termination for “Cause” by the Company, and if the Grantee reasonably cures the conduct that is the basis for the potential termination for “Cause” within such period, the Company’s notice of termination shall be deemed withdrawn.

Section 1.4 - “Change in Control” shall have the meaning given to such term in Section 2.10 of the Plan.

Section 1.5 -    “Code” shall mean the Internal Revenue Code of 1986, as amended (and any successor thereto). References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

Section 1.6 -    “Committee” shall have the meaning set forth in Section 2.12 of the Plan.

Section 1.7 -    “Common Stock” shall have the meaning set forth in Section 2.13 of the Plan.

Section 1.8 -    “Disability” shall have the meaning given to such term in Section 2.19 of the Plan.

Section 1.9 -    “Good Reason” shall mean (a) “Good Reason” as defined in the Grantee’s employment agreement with the Company, if any; or (b) if the Grantee does not have an employment agreement with the Company or such agreement does not define Good Reason, then: (i) a reduction, other than a reduction that generally affects all similarly-situated executives and does not exceed 10% in one year or 20% in the aggregate over three consecutive years, by the Company in the Grantee’s base salary from that in effect immediately prior to the reduction; (ii) a material reduction, other than a reduction that generally affects all similarly-situated executives, by the Company in the Grantee’s target or maximum annual cash incentive award opportunity or target or maximum annual equity-based compensation award opportunity from those in effect immediately prior to any such reduction; (iii) relocation, other than through mutual agreement in writing between the Company and the Grantee or a secondment or temporary relocation for a reasonably finite period of time, of the Grantee’s primary office by more than 50 miles from the location of the Grantee’s primary office as of the Agreement Date; or (iv) any material diminution or material adverse change in the Grantee’s duties or responsibilities as they exist as of the Agreement Date; provided, that (x) if the Grantee terminates Grantee’s employment for “Good Reason,” the Grantee shall provide written notice to the Company at least 30 days in advance of the date of termination, such notice shall describe the conduct the Grantee believes to constitute “Good Reason” and the Company shall have the opportunity to cure the “Good Reason” within 30 days after receiving such notice, (y) if the Company cures the conduct that is the basis for the potential termination for “Good Reason” within such 30 day period, the Grantee’s notice of termination shall be deemed withdrawn and (z) if the Grantee does not give notice to the Company as described in this Section 1.8 within 90 days after an event giving rise to “Good Reason,” the Grantee’s right to claim “Good Reason” termination on the basis of such event shall be deemed waived.

Section 1.10 -     “Person” shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

Section 1.11 -    “Plan” shall mean the Peabody Energy Corporation 2015 Long-Term Incentive Plan, as amended from time to time.

Section 1.12 -    “Retirement” shall mean a Termination of Service on or after age sixty (60) with at least ten (10) years of service with the Company.

Section 1.13 -    “Section 409A” shall mean Section 409A of the Code and the applicable regulations or other guidance issued thereunder.

Section 1.14-    “Termination of Service” shall have the meaning given to such term in Section 2.66 of the Plan.

ARTICLE II
GRANT OF STOCK UNITS

Section 2.1 -    Grant of Stock Units. Pursuant to Section 9 of the Plan, the Company has granted to the Grantee an Award consisting of, in the aggregate, the target number of stock units set forth on the signature page hereof (the “Stock Units”) upon the terms and subject to the conditions set forth in this Agreement and the Plan. The grant of Stock Units is made in consideration of the services to be rendered by the Grantee to the Company.

Section 2.2 -    No Obligation of Employment. Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in the employ of the Company or any Subsidiary or Affiliate or interfere with or restrict in any way the rights of the Company and its Subsidiaries or Affiliates, which rights are hereby expressly reserved, to terminate the employment of the Grantee at any time for any reason whatsoever, with or without Cause.

Section 2.3 -    Adjustments in Stock Units. In the event of the occurrence of one of the corporate transactions or other events listed in Section 4.2 of the Plan, the Committee shall make such substitution or adjustment as provided in Sections 4.2 or 13.2 of the Plan or otherwise in the terms of the Stock Units in order to equitably reflect such corporate transaction or other event. Any such adjustment made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons.

Section 2.4 -    Change in Control. In order to maintain the Grantee’s rights with respect to the grant of Stock Units evidenced hereby, upon the occurrence of a Change in Control, the Committee may take such actions with respect to the Stock Units or make such modifications to the Stock Units as are permitted by the Plan.

ARTICLE III
VESTING AND FORFEITURE OF STOCK UNITS

Section 3.1 -    Vesting.

(a)Non-Retirement-Eligible Grantee. If the Grantee is not eligible for Retirement as of the Grant Date, then, except as provided in Section 3.1(c) hereof and subject to Section 3.3 hereof, (i) [    ] of the Stock Units (the “[ ] Tranche”) will vest and no longer be subject to restrictions on the [    ] anniversary of the Grant Date, subject to the Committee’s certification of the level of achievement of [    ] as established for the Stock Units by the Committee (the “[ ] Performance Requirement”); (ii) an additional [    ] of the Stock Units (the “[    ] Tranche”) will vest and no longer be subject to restrictions on the [    ] anniversary of the Grant Date, subject to the Committee’s certification of the level of achievement of [    ] as established for the Stock Units by the Committee (the “[ ] Performance Requirement”); and (iii) [    ] of the Stock Units (the “[    ] Tranche”) will vest and no longer be subject to restrictions on the [    ] anniversary of the Grant Date, subject to the Committee’s certification of the level of achievement of [    ] as established for the Stock Units by the Committee (the “[ ] Performance Requirement”).

(b)Retirement-Eligible Grantee. If the Grantee is eligible for Retirement as of the Grant Date, then, subject to Section 3.3 hereof, (i) [    ] of the [    ] Tranche shall vest and no longer be subject to restrictions on each of the [        ] anniversaries of the Grant Date, subject to the Committee’s certification of the level of achievement of the [    ] Performance Requirement; (ii) [    ] of the [    ] Tranche shall vest and no longer be subject to restrictions on each of the [    ] anniversaries of the [        ] anniversary of the Grant Date, subject to the Committee’s certification of the level of achievement of the [    ] Performance Requirement; and (iii) [    ] of the [    ] Tranche shall vest and no longer be subject to restrictions on each of the [    ]anniversaries of the [        ] anniversary of the Grant Date, subject to the Committee’s certification of the level of achievement of the [    ] Performance Requirement.

(c)    Special Rule. In the event the Grantee becomes eligible for Retirement after the Grant Date, the provisions of Section 3.1(b) above shall apply for the applicable Tranche and any subsequent Tranches on and after the date the Grantee becomes eligible for Retirement, subject to Section 3.3. However, on the [    ] anniversary of the Grant Date following the date on which the Grantee becomes eligible for Retirement, then a portion of the applicable Tranche will vest, subject to the Committee’s certification of the level of achievement of the applicable Performance Requirement. Such vesting portion shall equal the result of the following formula: X multiplied by (Y/[    ]), where “X” is equal to the aggregate number of Stock Units in the applicable Tranche, and “Y” is equal to

the number of full [    ] that have elapsed between the beginning of the applicable Tranche’s [    ]l vesting period and the then current [    ] anniversary.

(d)    Example. The following example of the operation of Sections 3.1(b) and (c) hereof is for illustrative purposes only. A non-Retirement eligible individual receives [        ] Stock Units on [_______ __], 20[__]. On [_______ __], 20[__], such individual becomes eligible for Retirement. Vesting of [___] Stock Units ([____] of the [____] Tranche) would occur on [_______ __], 20[__], subject to the individual not incurring a Termination of Service before such date and the Committee’s certification of the level of achievement of the [____] Performance Requirement. On each of [_______ __], 20[__] and [_______ __], 20[__], [___] Stock Units shall vest, subject to the individual not incurring a Termination of Service before each such date and the Committee’s certification of the level of achievement of the [____] Performance Requirement.

Section 3.2 -    Acceleration Events. Notwithstanding the foregoing Section 3.1, upon (a) the Grantee’s Termination of Service within two years following a Change in Control, provided such Termination of Service is by the Company without Cause or by the Grantee for Good Reason; or (b) the Grantee’s death or Disability (each, an “Acceleration Event”), all of the Stock Units that have not previously been forfeited as a result of a the failure to achieve a Performance Requirement shall become immediately vested and subject to settlement.

Section 3.3 -    Effect of Termination of Service and Failure to Achieve a Performance Requirement. Except as provided in Section 3.2, no Stock Unit shall become vested and non-forfeitable following Termination of Service, and any such non-vested and forfeitable Stock Units shall be immediately and automatically forfeited upon Termination of Service. Except as provided in Section 3.2, (a) none of the Stock Units in the [    ] Tranche shall become vested and non-forfeitable if the Company fails to achieve the applicable [    ] Performance Requirement, and any such Stock Units shall be immediately and automatically forfeited upon the date the Committee determines that the Company fails to achieve the applicable [    ] Performance Requirement; (b) none of the Stock Units in the [    ] Tranche shall become vested and non-forfeitable if the Company fails to achieve the applicable [    ] Performance Requirement, and any such Stock Units shall be immediately and automatically forfeited upon the date the Committee determines that the Company fails to achieve the applicable [    ] Performance Requirement; and (c) none of the Stock Units in the [    ] Tranche shall become vested and non-forfeitable if the Company fails to achieve the applicable [    ] Performance Requirement, and any such Stock Units shall be immediately and automatically forfeited upon the date the Committee determines that the Company fails to achieve the applicable [    ] Performance Requirement.

ARTICLE IV
SETTLEMENT OF STOCK UNITS

Section 4.1 -    Settlement Notice. One week before the Stock Units are to be settled in accordance with Section 4.2, the Company will contact Grantee and inform him that he may elect to receive the Stock Units. The Company will issue the shares of Common Stock in settlement of the Stock Units in accordance with Section 4.2 only if the Grantee replies before the issuance date that he elects to receive such shares of Common Stock. If the Grantee does not elect to receive such shares of Common Stock in settlement of the Stock Units before the issuance date set forth in Section 4.2, Grantee will forfeit the Stock Units.

Section 4.2 -    Calculation of Settlement Amount. Subject to any withholding obligations described in Section 6.3 and Grantee’s election described in Section 4.1, as soon as administratively feasible (including obtaining any required Committee certifications) following the first to occur of: (a) the [    ] anniversary of

the Grant Date; (b) Grantee’s death; (c) Grantee’s Disability; or (d) Grantee’s Termination of Service within two years following a Change in Control, provided that such Termination of Service is a “separation from service” within the meaning of Section 409A (each of the dates described in “(a)” through “(d)” a “Computation Date”), and in no event later than: (i) the last day of the calendar year in which the applicable Computation Date occurs, or (ii) if later, the 15th day of the third calendar month following the applicable Computation Date, the Company shall: (x) issue and deliver to the Grantee the nearest whole number of shares of Common Stock equal to the number of vested Stock Units, and (y) enter the Grantee’s name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Grantee. Notwithstanding the foregoing or anything else in this Agreement to the contrary, if any payment hereunder is triggered by a Termination of Service of the Grantee (other than due to the Grantee’s death) and at the time of such Termination of Service the Grantee is a “specified employee” (as such term is defined in Section 409A and using the identification methodology selected by the Company from time to time), the applicable number of shares of Common Stock shall, subject to any withholding obligations described in Section 6.3, be delivered to the Grantee on the first day of the seventh month after the Termination of Service.

Section 4.3 -    Forfeiture of Unvested Stock Units. To the extent that Grantee does not vest in any Stock Units, all interest in such Stock Units shall be forfeited upon Grantee’s Termination of Service or the date on which the Committee determines that the Company fails to achieve the applicable Performance Requirement, as applicable. Grantee has no right or interest in any Stock Unit that is forfeited.

Section 4.4 -    Treatment of Fractional Shares of Common Stock. To the extent rounding to the nearest whole number of shares of Common Stock equal to the number of vested Stock Units pursuant to Section 4.1 above results in fractional shares of Common Stock which are not issued or delivered to a Grantee, all such fractional shares of Common Stock shall be settled in cash based on the Fair Market Value of a share of Common Stock on the payment date.

Section 4.5 -    On-Sale Restriction. The Grantee acknowledges by accepting issuance of the Stock Units that the Grantee will not for a period of 12 months from the date of issuance sell, transfer or otherwise dispose of the Stock Units and/or Common Stock granted to the Grantee under this Agreement.

ARTICLE V
CONDITION TO GRANT OF AWARD; OTHER PROVISIONS

Section 5.1 -    Restrictive Covenant Agreement. The Grantee shall not be entitled to receive the Award unless the Grantee shall have executed and delivered the Restrictive Covenant Agreement, substantially in the form attached hereto as Exhibit A, and such shall be in full force and effect.

Section 5.2 -    Notice Period. The Grantee may terminate the Grantee’s employment with the Company or a Subsidiary at any time for any reason by delivery of notice to the Company at least [30/ 60/ 90] days in advance of the date of termination (the “Notice Period”); provided, however, that no communication, statement or announcement shall be considered to constitute such notice of termination of Grantee’s employment unless it complies with Section 6.4 hereof and specifically recites that it is a notice of termination of employment for purposes of this Agreement; and provided, further, that the Company may waive any or all of the Notice Period, in which case Grantee’s employment with the Company will terminate on the date determined by the Company.

Section 5.3 -    Breach of Restrictive Covenant Agreement or Section 5.2. If Grantee materially breaches any provision of the Restrictive Covenant Agreement or Section 5.2 hereof, the Company may determine that Grantee (a) will forfeit any unpaid portion of the Stock Units and (b) will repay to the Company any portion of the Stock Units previously paid to Grantee.

Section 5.4 -    Conditions to Issuance of Stock. The shares of Common Stock deliverable hereunder may be either previously authorized but unissued shares or issued shares that have been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates (or other documentation that indicates ownership) for shares of Common Stock granted hereunder prior to the fulfillment of both of the following conditions:

(a)The obtaining of approval or other clearance from any state or federal governmental agency that the Committee, in its absolute discretion, determines to be necessary or advisable; and

(b)The lapse of such reasonable period of time following the grant as the Committee may establish from time to time for administrative convenience (subject to, and in compliance with the, the requirements of Section 409A).

Section 5.5 -    Rights as a Shareholder. The Grantee shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Common Stock corresponding to Stock Units granted hereunder unless and until certificates representing such shares shall have been issued by the Company to Grantee or such ownership has otherwise been indicated and documented by the Company (the “Issuance Date”). The Grantee shall be entitled to receive dividend equivalents equal in value to the dividends paid with respect to the shares of Common Stock underlying the Stock Units that become payable on or after the Issuance Date; provided, however, that no dividend equivalents shall be payable to or for the benefit of the Grantee for shares of Common Stock underlying the Stock Units with respect to record dates occurring prior to the Issuance Date, or with respect to record dates occurring on or after the date, if any, on which the Grantee has forfeited those Stock Units. The Grantee shall be entitled to vote the shares of Common Stock underlying the Stock Units on or after the Issuance Date to the same extent as would have been applicable to the Grantee if the Stock Units had then become fully vested and non-forfeitable; provided, however, that the Grantee shall not be entitled to vote the shares of Common Stock underlying the Stock Units with respect to record dates for such voting rights occurring prior to the Issuance Date, or with respect to record dates occurring on or after the date, if any, on which the Grantee has forfeited those Stock Units.

Section 5.6 -    Restrictions. Stock Units granted pursuant to this Agreement shall be subject to Section 5.9 of the Plan and all applicable policies and guidelines of the Company that relate to (a) share ownership requirements, or (b) recovery of compensation (i.e., clawbacks).

ARTICLE VI
MISCELLANEOUS

Section 6.1 -    Administration. The Committee has the power to interpret the Stock Units, the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Grantee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Stock Units. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 6.2 -    Stock Units Not Transferable. Neither the Stock Units nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Grantee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 6.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 6.3 -    Withholding. Unless the Grantee makes alternative arrangements satisfactory to the Company to personally remit required withholding amounts, then as of the date that all or a portion of the Stock Units become settled pursuant to Section 4.1 hereof, the Company will withhold a number of shares of Common Stock underlying the then vested Stock Units with a Fair Market Value equal to the aggregate amount required by law to be withheld by the Company in connection with such vesting for applicable federal, state, local and foreign taxes of any kind. To the extent taxes are to be withheld upon vesting for purposes of federal FICA, FUTA or Medicare taxes, such withholding shall be taken from other income owed by the Company to the Grantee and the Grantee hereby agrees to such withholding. For all purposes, the amount withheld by the Company pursuant to this Section 6.3 shall be deemed to have first been paid to the Grantee.

Section 6.4 -    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Grantee shall be addressed to him or her at the address set forth in the records of the Company. By a notice given pursuant to this Section 6.4, either party may hereafter designate a different address for notices to be given to him, her or it. Any notice which is required to be given to the Grantee shall, if the Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his, her or its status and address by written notice under this Section 6.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service. Notwithstanding the foregoing, any notice required or permitted hereunder from the Company to the Grantee may be made by electronic means, including by electronic mail to the Company-maintained electronic mailbox of the Grantee, and the Grantee hereby consents to receive such notice by electronic delivery. To the extent permitted in an electronically delivered notice described in the previous sentence, the Grantee shall be permitted to respond to such notice or communication by way of a responsive electronic communication, including by electronic mail.

Section 6.5 -    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 6.6 -    Pronouns. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

Section 6.7 -    Applicability of Plan. The Stock Units and the shares of Common Stock issued to the Grantee, if any, shall be subject to all of the terms and provisions of the Plan, to the extent applicable to the Stock Units and such shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control.

Section 6.8 -    Amendment.

(a)The Committee may amend this Agreement at any time, provided that no such amendment shall materially impair the rights of the Grantee unless reflected in a writing executed by the parties hereto that specifically states that it is amending this Agreement.

(b)This Agreement is intended to comply with Section 409A and shall, to the extent practicable, be construed in accordance therewith. If either party to this Agreement reasonably determines that any amount payable pursuant to this Agreement would result in adverse tax consequences under Section 409A, then such party shall deliver written notice of such determination to the other party, and the parties hereby agree to work in good faith to amend this Agreement so it complies with the requirements of Section 409A and preserves as nearly as possible the original intent and economic effect of the affected provisions.

Section 6.9 -    Severability. The invalidity or unenforceability of any provision of the Plan or this
Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

Section 6.10 -    Dispute Resolution. Any dispute or controversy arising under or in connection with this Agreement shall be resolved by arbitration in St. Louis, Missouri. Arbitrators shall be selected, and arbitration shall be conducted, in accordance with the rules of the American Arbitration Association. The Company shall pay or reimburse any legal fees in connection with such arbitration in the event that the Grantee prevails on a material element of his or her claim or defense. Payments or reimbursements of legal fees made under this Section 6.10 that are provided during one calendar year shall not affect the amount of such payments or reimbursements provided during a subsequent calendar year, payments or reimbursements under this Section 6.10 may not be exchanged or substituted for another form of compensation to the Grantee, and any such reimbursement or payment will be paid within sixty (60) days after the Grantee prevails, but in no event later than the last day of the Grantee’s taxable year following the taxable year in which he incurred the expense giving rise to such reimbursement or payment. This Section 6.10 shall remain in effect throughout the Grantee’s employment with the Company and for a period of five (5) years following the Grantee’s Termination of Service.

Section 6.11 - Section 409A.

(a)To the extent applicable, this Agreement is intended to comply with Section 409A so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to Grantee, and this Agreement shall be construed, interpreted and administered in a manner that is consistent with this intent and the requirements for avoiding additional taxes or penalties under Section 409A. Notwithstanding the foregoing, in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of Section 409A.

(b)Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Grantee or for the Grantee’s benefit under this Agreement and grants hereunder may not be reduced by, or offset against, any amount owing by the Grantee to the Company or any of its Subsidiaries.

(c)In the event that the Company determines that any amounts payable hereunder may be taxable to the Grantee under Code Section 409A prior to the payment and/or delivery to the Grantee of such amount, the Committee may adopt such amendments to the Agreement, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Stock Units and this Agreement.

(d)Notwithstanding any provision of this Agreement to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Agreement and the terms of the Stock Units as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold the Grantee harmless from any or all of such taxes or penalties.

Section 6.12 -    Governing Law. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 6.13 - Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signatures to this Agreement transmitted by facsimile, electronic mail, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

Section 6.14 - Acceptance of the Plan. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the Stock Units subject to all the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the Stock Units and that the Grantee has been advised to consult a tax advisor prior to such vesting or settlement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

GRANTEE	PEABODY ENERGY CORPORATION

[ ]	By:
Its:

Target number of Stock Units granted hereunder: [ ]